EXHIBIT 24.2

                                POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Huey as his or her true and lawful attorney-in-fact and agent, with full power of substitution and in his or her place and stead in any and all capacities, to sign a registration statement on Form S-8 with respect to the payment obligations of Butler Manufacturing Company under the Butler Manufacturing Company Executive Deferred Compensation Plan and any and all amendments (including post effective amendments) to such registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                         Title                             Date

/s/ Donald H. Pratt          Director and Chairman of          December 18, 2000
Donald H. Pratt              the Board

/s/ John J. Holland          Director, President and Chief     December 18, 2000
John J. Holland              Executive Officer
                             (Principal Executive Officer)

/s/ Larry C. Miller          Vice President-Finance            December 18, 2000
Larry C. Miller              (Principal Financial Officer)

/s/ John T. Cole             Controller (Principal             December 18, 2000
John T. Cole                 Accounting Officer)

/s/ K. Dane Brooksher        Director                          December 18, 2000
K. Dane Brooksher

/s/ Gary M. Christensen      Director                          December 18, 2000
Gary M. Christensen

/s/ Susan F. Davis           Director                          December 18, 2000
Susan F. Davis

/s/ C.L. William Haw         Director                          December 18, 2000
C.L. William Haw

/s/ Robert J. Novello        Director                          December 18, 2000
Robert J. Novello

/s/ Robert J. Reintjes, Sr.  Director                          December 18, 2000
Robert J. Reintjes, Sr.

/s/ Gary L. Tapella          Director                          December 18, 2000
Gary L. Tapella

/s/ William D. Zollars       Director                          December 18, 2000
William D. Zollars


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